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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                       Securities and Exchange Commission

        Date of Report (Date of earliest event reported): March 15, 2002

                                Cytyc Corporation
             (Exact name of Registrant as specified in its charter)

                         85 Swanson Road, Boxborough, MA
                    (Address of principal executive offices)

                                      01719
                                   (Zip Code)

                                 (978) 263-8000
               Registrant's telephone number, including area code


         Delaware                  0-27558               02-0407755

State or other jurisdiction of   (Commission   (IRS Employer Identification No.)
       Incorporation             File Number)


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Item 5.  Other Events.

         On March 15, 2002, Cytyc Corporation, a Delaware corporation ("Cytyc"), issued a press release announcing that Digene Corporation, a Delaware corporation ("Digene"), filed a declaratory judgment action against Enzo Biochem, Inc., a New York corporation ("Enzo"), in the United States District Court for the District of Delaware, seeking a declaratory judgment that Digene's Hybrid Capture(R) products do not infringe any valid claims of Enzo's United States patent no. 6,221,581 B1 (the "581 Patent"), and that the claims of the `581 Patent are invalid. Cytyc indicated that, based on information provided by Digene, Cytyc believes that Digene's Hybrid Capture products do not infringe any valid claims of the `581 Patent. However, there can be no assurance as to the outcome of the declaratory judgment action.

         On February 19, 2002, Cytyc and Digene announced that they had signed a definitive merger agreement pursuant to which Cytyc would acquire all of the outstanding shares of Digene common stock in a cash and stock exchange offer transaction. On March 1, 2002, Cytyc and Digene announced that they had commenced the exchange offer. The exchange offer is scheduled to expire at 12:00 midnight, New York City time, on Thursday, March 28, 2002.

         A copy of Cytyc's press release of March 15, 2002 is filed herewith as
Exhibit 99.1.

Item 7.  Financial Statements and Exhibits.

     (c)  Exhibits.

     Exhibit 99.1      Press Release, dated March 15, 2002.


                                        2

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                                   SIGNATURES

       Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        CYTYC CORPORATION

Date: March 15, 2002                    By: /s/  Patrick J. Sullivan
                                            -------------------------------
                                            Patrick J. Sullivan
                                            Vice Chairman, Chairman-elect and
                                            Chief Executive Officer


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                                  EXHIBIT INDEX


Exhibit No.                      Description
-----------                      -----------

Exhibit 99.1         Press Release, dated March 15, 2002